Exhibit 24
                                                                  Page 1 of 2

                          CONSTELLATION ENERGY GROUP, INC.

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Constellation Energy Group, Inc. hereby constitute and appoint M. A. Shattuck III and E. Follin Smith and each of them their true and lawful attorneys and agents to do any and all acts and things and to execute, in their name any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the registration under said Act of not exceeding $2,500,000,000 principal amount of unsecured Debt Securities of said Company, maturing not more than thirty years after the date as of which they are issued, all as authorized by Resolutions adopted by the Board of Directors of Constellation Energy Group, Inc. at a meeting held on January 18, 2002, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below, to any registration statement to be filed with the Securities and Exchange Commission in respect of said Unsecured Debt Securities to any and all amendments to any registration statement in respect to said Unsecured Debt Securities, or to any instruments or documents filed as part of or in connection with said registration statement or amendments to such documents; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed, or caused to be subscribed, these presents this 18th day of January, 2002.

                                                           Signature

Principal Executive
Officer and Director                          /s/ Mayo A. Shattuck, III
                                                Mayo A. Shattuck, III
                                           Chief Executive Officer, President
                                                      and Director

Principal Financial and
Accounting Officer                               /S/ E. Follin Smith
                                                   E. Follin Smith
                                                 Senior Vice President

                                                           Exhibit 24
                                                           Page 2 of 2
                                                           Power of Attorney
                                                           In connection with
                                                           The registering of
                                                           Not exceeding $2.5
                                                           Billion of Unsecured
                                                           Debt Securities




                                Directors


/S/ Douglas L. Becker                               /s/ Charles R. Larson

/s/Freeman A. Hrabowski, III                        /s/ James T. Brady

/s/ Edward J. Kelly                                 /s/ Beverly B. Byron

/s/ Christian H. Poindexter                         /s/ Edward A. Crooke

/s/ Nancy Lampton                                   /s/ James R. Curtiss

/s/ Michael D. Sullivan                             /s/ Roger W. Gale







Dated:   January 18, 2002